Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-127957 and 333-142433) and Form S-8 (No. 333-117251) of K-Sea Transportation Partners L.P. of our report dated August 4, 2009 relating to the balance sheet of K-Sea General Partner L.P., which appears in this Current Report on Form 8-K of K-Sea Transportation Partners L.P. dated August 6, 2009.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 6, 2009